                                                                     EXHIBIT 4.2
                                                                  CONFORMED COPY

                             DUKE ENERGY CORPORATION

                                       TO

                               JPMORGAN CHASE BANK

                                     Trustee

                             ----------------------

                         Twelfth Supplemental Indenture

                             Dated as of May 7, 2003

                             ----------------------





                    1-3/4% Convertible Senior Notes due 2023

TABLE OF CONTENTS(1)

                                                                           Page
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                                    ARTICLE 1
                    1-3/4% Convertible Senior Notes Due 2023

SECTION 1.01   Establishment.................................................1
SECTION 1.02   Definitions...................................................2
SECTION 1.03   Payment of Principal and Interest.............................6
SECTION 1.04   Denominations.................................................8
SECTION 1.05   Global Securities.............................................8
SECTION 1.06   Optional Redemption...........................................8
SECTION 1.07   Purchase at the Option of the Holder Upon a Fundamental
                 Change......................................................9
SECTION 1.08   Purchase of Senior Convertible Notes at the Option of the
                 Holder.....................................................10
SECTION 1.09   Further Conditions and Procedures for Purchase Upon a
                 Fundamental Change and Purchase at the Option of the
                 Holder.....................................................11
SECTION 1.10   Conversion of Senior Convertible Notes.......................15
SECTION 1.11   Additional Events of Default.................................25
SECTION 1.12   Amendments; Waiver...........................................25
SECTION 1.13   Register of Securities; Paying Agent; Conversion Agent.......26
SECTION 1.14   Calculations in Respect of the Senior Convertible Notes......26
SECTION 1.15   Tax Treatment................................................27

                                    ARTICLE 2
                            Miscellaneous Provisions

SECTION 2.01   Recitals by the Corporation..................................27
SECTION 2.02   Ratification and Incorporation of Original Indenture.........27
SECTION 2.03   Executed in Counterparts.....................................27


Exhibit A   Form of 1-3/4% Convertible Senior Note
Exhibit B   Certificate of Authentication of 1-3/4% Convertible Senior Note


----------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

      THIS TWELFTH SUPPLEMENTAL INDENTURE is made as of the 7th day of May 2003, by and between DUKE ENERGY CORPORATION, a North Carolina corporation, having its principal office at 526 South Church Street, Charlotte, North Carolina 28202 (the "Corporation"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Corporation has heretofore entered into a Senior Indenture, dated as of September 1, 1998 (the "Original Indenture"), with The Chase Manhattan Bank, as Trustee;

      WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this Twelfth Supplemental Indenture, is herein called the "Indenture";

      WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

      WHEREAS, the Corporation hereby proposes to create under the Indenture an additional series of Securities;

      WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

      WHEREAS, all conditions necessary to authorize the execution and delivery of this Twelfth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                    1-3/4% CONVERTIBLE SENIOR NOTES DUE 2023

      SECTION 1.01 Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation's 1-3/4% Convertible Senior Notes due 2023 (the "Senior Convertible Notes").

      There are to be authenticated and delivered $700,000,000 principal amount of the Senior Convertible Notes (plus up to an additional $70,000,000 principal amount of Senior Convertible Notes upon exercise by the Underwriters of their over-allotment option pursuant to the Underwriting Agreement), and no further Senior Convertible Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture, the last paragraph of Section 301 thereof, Section 1.09(f) hereof and Section 1.10(c)(iv) hereof. The Senior Convertible Notes shall be issued in fully registered form without coupons.

      The Senior Convertible Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Senior Convertible Notes shall be in substantially the form set forth in Exhibit B hereto.

      Each Senior Convertible Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

      SECTION 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below for purposes of the Senior Convertible Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

      "Applicable Five Day Trading Period" means, with respect to any interest period in which Contingent Interest may be payable, the five Trading Days immediately preceding the first day of such interest period.

      "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

      "Common Stock" means the common stock, no par value, of the Corporation.

      "Contingent Interest" has the meaning provided in Section 1.03(b).

      "Contingent Payment Regulations" has the meaning provided in Section 1.15.

      "Conversion Agent" means the Trustee or such other office or agency designated by the Corporation where Senior Convertible Notes may be presented for conversion.

      "Conversion Date" has the meaning provided in Section 1.10(c)(i) hereof.

      "Conversion Price" means $1,000 divided by the Conversion Rate, initially $23.59 per share of Common Stock.

      "Conversion Rate" has the meaning provided in Section 1.10(b) hereof.

      "Corporation Purchase Notice" has the meaning provided in Section 1.09(a) hereof.

      "Corporation Purchase Notice Date" has the meaning provided in Section 1.09(a) hereof.

      "Current Market Price" per share of Common Stock on any day means the average of the daily Last Reported Sale Price for the five consecutive Trading Days selected by the Corporation commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

      "Expiration Time" has the meaning provided in Section 1.10(g)(vi) hereof.

      "Fundamental Change" will be deemed to have occurred at the time after Original Issue Date that any of the following occurs:

            (i) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Corporation, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Corporation's common equity representing more than 50% of the voting power of the Corporation's common equity entitled to vote generally in the election of directors; or

            (ii) consummation of any share exchange, consolidation or merger of the Corporation or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any person other than the Corporation or one or more of its subsidiaries pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of the Corporation's common equity immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change.

      A Fundamental Change will not be deemed to have occurred in respect of either of the foregoing, however, if either:

            (i) the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Senior Convertible Notes immediately before the Fundamental Change or the public announcement thereof, or

            (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Senior Convertible Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

            For purposes of this Twelfth Supplemental Indenture the term capital stock of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations, or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

      "Fundamental Change Purchase Date" has the meaning provided in Section 1.07(a) hereof.

      "Fundamental Change Purchase Notice" has the meaning provided in Section 1.07(b)(i) hereof.

      "Fundamental Change Purchase Price" has the meaning provided in Section 1.07(a) hereof.

      "interest" includes Contingent Interest, if any.

      "Interest Payment Date" means each May 15 and November 15 of each year, commencing November 15, 2003.

      "interest period" means any six-month period from May 15 to November 14 and from November 15 to May 14, as appropriate, commencing with the six-month period beginning May 15, 2007.

      "Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

      "Original Issue Date" means May 7, 2003.

      "Put Date" has the meaning provided in Section 1.08(a) hereof.

      "Put Notice" has the meaning provided in Section 1.08(b)(i) hereof.

      "Purchase Price" means an amount equal to the principal amount of the Senior Convertible Notes to be purchased plus any accrued and unpaid interest (including Contingent Interest, if any) to but excluding the Put Date.

      "Purchased Shares" has the meaning provided in Section 1.10(g)(vi).

      "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day next preceding to such Interest Payment Date (whether or not a Business Day).

      "Redemption Date" has the meaning provided in Section 1.06(a) hereof.

      "Redemption Price" has the meaning provided in Section 1.06(a) hereof.

      "Senior Convertible Notes" has the meaning provided in Section 1.01 hereof.

      "Special Record Date" has the meaning provided in Section 1.03 hereof

      "Spin-off Market Price" per share of Common Stock of the Corporation or the capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex date" with respect to the issuance or distribution requiring such computation. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

      "Stated Maturity" means May 15, 2023.

      "Tax Original Issue Discount" means the amount of ordinary interest income on a Senior Convertible Note that must be accrued as original issue discount for United States federal income tax purposes pursuant to Treas. Reg. Sec. 1.1275-4.

      "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the Nasdaq National Market or another U.S. national or regional securities exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or such other national or regional securities exchange, as the case may be, is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

      "Trading Price" means the price of the Senior Convertible Notes as determined by the Corporation as calculated in connection with Section 1.14. The Corporation may determine the Trading Price based upon the average of the secondary market bid quotations, as of any date of determination, per $1,000 principal amount of Senior Convertible Notes obtained by a bid solicitation agent appointed by the Corporation for $10 million principal amount of Senior Convertible Notes at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers (none of which shall be an Affiliate of the Corporation) in The City of New York (or such other place that may be determined from time to time by the Corporation) selected by the Corporation; provided, however, if (a) at least three such bids are not obtained by the bid solicitation agent or (b) in the Corporation's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Senior Convertible Notes as of such determination date, then the Trading Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 1.10(g) of this Twelfth Supplemental Indenture.

      "Underwriters" means the several underwriters party to the Underwriting Agreement.

      "Underwriting Agreement" means the Underwriting Agreement, dated May 1, 2003, among the Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Wachovia Securities, Inc. as the representatives of the underwriters.

      SECTION 1.03 Payment of Principal and Interest. (a) The principal of the Senior Convertible Notes shall be due at Stated Maturity (unless earlier redeemed or purchased by the Corporation). The unpaid principal amount of the Senior Convertible Notes shall bear interest at the rate of 1-3/4% per annum until paid or duly provided for, such interest to accrue from May 7, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest (including Contingent Interest, if any) shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Senior Convertible Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest (including Contingent Interest, if any) that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Convertible Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Senior Convertible Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Convertible Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

      (b) In addition, contingent interest ("Contingent Interest"), if any, will accrue on each Senior Convertible Note during any six-month period from May 15 to November 14 and from

November 15 to May 14, as appropriate, commencing with the six-month period beginning May 15, 2007, if the average Trading Price for each $1,000 principal amount of the Senior Convertible Notes for the Applicable Five Day Trading Period with respect to such interest period equals 120% or more of such principal amount of Senior Convertible Notes. The amount of Contingent Interest payable per $1,000 principal amount of Senior Convertible Notes in respect of any such interest period shall equal 0.25% of the average Trading Price for each $1,000 principal amount of the Senior Convertible Notes for the Applicable Five Day Trading Period with respect to such interest period. Contingent Interest, if any, will accrue from May 15 or November 15, as applicable, and will be payable in the same manner, at the same times and to the same Persons as ordinary interest. Upon determination that Holders of the Senior Convertible Notes will be entitled to receive Contingent Interest during an interest period, as promptly as practicable after such determination, the Corporation shall publish a notice containing such information with respect to the payment of Contingent Interest in a newspaper of general circulation in The City of New York or publish such information on its web site or through such other public medium as the Corporation may use at that time.

      (c) Payments of interest (including any Contingent Interest) on the Senior Convertible Notes shall include interest (including any Contingent Interest) accrued to but excluding the respective Interest Payment Dates, Redemption Date, Put Date or Fundamental Change Purchase Date, as the case may be. Payments of interest (including any Contingent Interest) for the Senior Convertible Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest (including any Contingent Interest) is payable on the Senior Convertible Notes is not a Business Day, then payment of the interest (including any Contingent Interest) payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

      (d) Payment of principal of, premium, if any, and interest (including any Contingent Interest) on the Senior Convertible Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest (including any Contingent Interest) on Senior Convertible Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Senior Convertible Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest (including any Contingent Interest) due at the Stated Maturity or earlier redemption or purchase of such Senior Convertible Notes shall be made at the office of the Paying Agent upon surrender of such Senior Convertible Notes to the Paying Agent and (ii) payments of interest (including any Contingent Interest) shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

      SECTION 1.04 Denominations. The Senior Convertible Notes shall be issued in denominations of $1,000 and any integral multiple thereof.

      SECTION 1.05 Global Securities. (a) The Senior Convertible Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Senior Convertible Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Senior Convertible Notes in definitive form. The Global Securities described in this Article 1 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

      (b) A Global Security shall be exchangeable for Senior Convertible Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation or (ii) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Convertible Notes registered in such names as the Depositary shall direct.

      SECTION 1.06 Optional Redemption. (a) On or after May 20, 2007, the Senior Convertible Notes shall be redeemable, in whole or from time to time in part, at the option of the Corporation on any date (a "Redemption Date"), at a redemption price equal to 100% of the principal amount of the Senior Convertible Notes to be redeemed plus any accrued and unpaid interest (including Contingent Interest, if any) on the principal amount to be redeemed to but excluding the Redemption Date (the "Redemption Price").

      (b) The Corporation shall notify each Holder of the redemption pursuant to Section 1104 of the Original Indenture.

      (c) If any Senior Convertible Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Senior Convertible Notes so selected, the converted portion of such Senior Convertible Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Senior Convertible Notes to be redeemed by the Corporation, to be the portion selected for redemption. Senior Convertible Notes which have been converted during a selection of Senior Convertible Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 1.06(c) shall affect the right of any Holder to convert any Senior Convertible Notes before the termination of the conversion right with respect thereto.

      (d) In addition to those matters set forth in Section 1104 of the Indenture, a notice of redemption sent to the Holders of Senior Convertible Notes shall state:

            (i)   the name of the Paying Agent and Conversion Agent;

            (ii)  the then current Conversion Rate;

            (iii) that the Senior Convertible Notes called for redemption may be converted at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

            (iv) that Holders who wish to convert Senior Convertible Notes must comply with the procedures in Section 1.10 of this Twelfth Supplemental Indenture and the fourth through ninth paragraphs of the reverse of the Senior Convertible Notes.

      (e)   The Senior Convertible Notes shall not have a sinking fund.

      SECTION 1.07 Purchase at the Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option, to require the Corporation to purchase any or all of such Holder's Senior Convertible Notes for cash on the date that is no later than 30 days after the date of the Corporation Purchase Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 1.09(g)) (the "Fundamental Change Purchase Date"). The Corporation shall purchase such Senior Convertible Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Senior Convertible Notes to be purchased plus any accrued and unpaid interest (including Contingent Interest, if any) on the principal amount to be purchased to but excluding the Fundamental Change Purchase Date. No Senior Convertible Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of such Senior Convertible Notes).

      (b) Exercise of Fundamental Change Option. For a Senior Convertible Note to be so purchased at the option of the Holder pursuant to this Section 1.07, the Paying Agent must receive:

            (i) a written notice of purchase (a "Fundamental Change Purchase Notice") substantially in the form entitled "Form of Fundamental Change Purchase Notice" on the reverse of the Senior Convertible Note duly completed, on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

                  (1) if certificated, the certificate numbers of the Senior Convertible Notes which the Holder shall deliver to be purchased;

                  (2) the portion of the principal amount of the Senior Convertible Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Senior Convertible Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Senior Convertible Notes and in the Indenture;

            (ii) delivery or book-entry transfer of such Senior Convertible Notes prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this
      Section 1.07 only if the Senior Convertible Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

      SECTION 1.08 Purchase of Senior Convertible Notes at the Option of the Holder. (a) On each of May 15, 2007, May 15, 2012 and May 15, 2017 (each, a "Put Date"), each Holder shall have the right, at such Holder's option, to require the Corporation to purchase any or all of such Holder's Senior Convertible Notes for cash. The Corporation shall purchase such Senior Convertible Notes at a price equal to 100% of the principal amount of the Senior Convertible Notes to be purchased plus any accrued and unpaid interest (including Contingent Interest, if any) on the principal amount to be purchased to but excluding the Put Date.

      (b) Exercise of Put Option. For a Senior Convertible Note to be so purchased at the option of the Holder, the Paying Agent must receive:

            (i) a written notice of purchase (a "Put Notice") substantially in the form entitled "Form of Put Notice" on the reverse of the Senior Convertible Note duly completed, at any time from the opening of business on the date that is 20 Business Days prior to a Put Date until the close of business on the fifth Business Day prior to such Put Date. The Put Notice shall state:

                  (1) if certificated, the certificate numbers of the Senior Convertible Notes which the Holder shall deliver to be purchased;

                  (2) the portion of the principal amount of the Senior Convertible Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Senior Convertible Notes shall be purchased as of the Put Date pursuant to the terms and conditions specified in the Senior Convertible Notes and in the Indenture; and

            (ii) delivery or book-entry transfer of such Senior Convertible Notes to the Paying Agent prior to, on or after the Put Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1.08 only if the Senior Convertible Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Put Notice.

      SECTION 1.09 Further Conditions and Procedures for Purchase Upon a Fundamental Change and Purchase at the Option of the Holder.

      (a) Notice of Put Date or Fundamental Change. The Corporation shall send notices (each, a "Corporation Purchase Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Senior Convertible Note register maintained by the Security Registrar, and shall deliver a copy of each such notice to the Trustee and Paying Agent, not less than 20 Business Days prior to each Put Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Corporation Purchase Notice Date"). Any such notice delivered to the Trustee and the Paying Agent with respect to a Fundamental Change shall be accompanied by an Officers' Certificate certifying that a Fundamental Change has occurred and as to the date of the occurrence thereof, on which Certificate the Trustee and the Paying Agent may conclusively rely. Each Corporation Purchase Notice shall include a form of Put Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

            (i) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest (including Contingent Interest, if any), the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest (including Contingent Interest, if any) that will be payable with respect to the Senior Convertible Notes on the applicable Put Date or Fundamental Change Purchase Date;

            (ii) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

            (iii) the Put Date or Fundamental Change Purchase Date;

            (iv) the last date on which a Holder may exercise its purchase right;

            (v)   the name and address of the Paying Agent and the Conversion
      Agent;

            (vi) that Senior Convertible Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

            (vii) that Senior Convertible Notes as to which a Put Notice or Fundamental Change Purchase Notice has been given by the Holder to the Corporation may be converted only if the applicable Put Notice or Fundamental Change Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Supplemental Indenture; provided that the Senior Convertible Notes are otherwise convertible in accordance with the fourth through ninth paragraphs of the reverse of the Senior Convertible Notes;

            (viii) that the Purchase Price or Fundamental Change Purchase Price for any Senior Convertible Notes as to which a Put Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Put Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Senior Convertible Notes;

            (ix) the procedures the Holder must follow under Sections 1.07 or 1.08, as applicable, and Section 1.09;

            (x) briefly, the conversion rights of the Senior Convertible Notes and whether, at the time of such notice, the Convertible Senior Notes are eligible for conversion;

            (xi) that, unless the Corporation defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Senior Convertible Notes covered by any Put Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Put Date or Fundamental Change Purchase Date, as applicable;

            (xii) the CUSIP and, if applicable, the ISIN number of the Senior Convertible Notes; and

            (xiii) the procedures for withdrawing a Put Notice or Fundamental Change Purchase Notice.

      Simultaneously with providing such Corporation Purchase Notice, the Corporation will publish a notice containing the information in such Corporation Purchase Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing web site or through such other public medium as it may use at the time.

      At the Corporation's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Corporation's expense, the Paying Agent shall give the Corporation Purchase Notice in the Corporation's name; provided, however, that, in all cases, the text of the Corporation Purchase Notice shall be prepared by the Corporation.

      (b) Effect of Put Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent on behalf of the Corporation from the Holder of the Fundamental Change Purchase Notice or the Put Notice specified in Section 1.07(b)(i) or Section 1.08(b)(i), as applicable, the Holder of the Senior Convertible Notes in respect of which such Fundamental Change Purchase Notice or the Put Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or the Put Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price or the Purchase Price with respect to such Senior Convertible Notes. Such Fundamental Change Purchase Price or Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Put Date, as the case may be, with respect to such Senior Convertible Notes (provided the conditions in Section 1.07(b) or Section 1.08(b), as applicable, have been satisfied) and
(y) the time of delivery or book-entry transfer of such Senior Convertible Notes to the Paying Agent by the Holder thereof in the manner required by Section 1.07(b)(ii) or Section 1.08(b)(ii), as applicable.

Senior Convertible Notes in respect of which a Fundamental Change Purchase Notice or Put Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice or Put Notice, as the case may be, unless such Fundamental Change Purchase Notice or Put Notice, as the case may be, has first been validly withdrawn or deemed to have been validly withdrawn as specified in Section 1.09(c); provided that the Senior Convertible Notes are otherwise convertible in accordance with the fourth through ninth paragraphs of the reverse of the Senior Convertible Notes.

      On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date or the Put Date, as the case may be, the Corporation shall deposit with the Paying Agent (or if the Corporation or an Affiliate of the Corporation is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price or the aggregate Purchase Price, as the case may be, of the Senior Convertible Notes to be purchased pursuant to Section 1.07 or Section 1.08, as applicable. Payment by the Paying Agent of such Fundamental Change Purchase Price or Purchase Price for such Senior Convertible Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the Put Date, as the case may be, or the time of book-entry transfer or delivery of such Senior Convertible Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price or Purchase Price, as the case may be, of such Senior Convertible Notes on the Business Day following the Fundamental Change Purchase Date or the Put Date, as the case may be, then, on and after such date, such Senior Convertible Notes shall cease to be Outstanding and interest (including any Contingent Interest) on such Senior Convertible Notes shall cease to accrue, whether or not book-entry transfer of such Senior Convertible Notes is made or such Senior Convertible Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or the Purchase Price, as the case may be, upon delivery or transfer of the Senior Convertible Notes). Nothing herein shall preclude the Corporation withholding any tax required by law.

      The Corporation shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price or the Purchase Price, as the case may be, and shall notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or an Affiliate of the Corporation acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to deliver all money held by it pursuant to this Section 1.09 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      All questions as to the validity, eligibility (including time of receipt) and acceptance of any Senior Convertible Notes for purchase shall be determined by the Corporation, whose determination shall be final and binding, absent manifest error.

      (c) Withdrawal of a Put Notice or Fundamental Change Purchase Notice. A Put Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Put Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

            (i) if certificated, the certificate number of the Senior Convertible Notes in respect of which such notice of withdrawal is being submitted;

            (ii) the principal amount of the Senior Convertible Notes with respect to which such notice of withdrawal is being submitted; and

            (iii) the principal amount, if any, of such Senior Convertible Notes which remains subject to the Put Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be transferred or delivered for purchase by the Corporation.

      The Paying Agent shall promptly notify the Corporation of the receipt by it of any Put Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

      (d)   Notwithstanding the requirements of Sections 1.07 or 1.08 and this
Section 1.09, if the Senior Convertible Notes are represented by Global Securities in book-entry form the appropriate procedures of the Depositary must be complied with for any purchase upon a Fundamental Change or Put Option.

      (e) Effect of Event of Default. There shall be no purchase of any Senior Convertible Notes pursuant to Section 1.07 or Section 1.08 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Senior Convertible Notes (x) with respect to which a Put Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Twelfth Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Put Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      (f) Senior Convertible Notes Purchased in Part. Any Senior Convertible Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Corporation shall execute and the Trustee or the Authenticating Agent, if any, shall authenticate and deliver to the Holder of such Senior Convertible Notes, without service charge, a new Senior Convertible Note or Senior Convertible Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Senior Convertible Notes so surrendered which is not purchased.

      (g) Covenant to Comply with Securities Laws Upon Purchase of Senior Convertible Notes. In connection with any offer to purchase Senior Convertible Notes under Sections 1.07 or

1.08 hereof, the Corporation shall, to the extent applicable, (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 1.07, 1.08 or this Section 1.09 to be exercised in the manner specified in Sections 1.07, 1.08 or this Section 1.09; provided, however, that the Corporation shall not take any action in violation of any applicable federal or state securities laws.

      (h) Repayment to the Corporation. The Trustee and the Paying Agent shall return to the Corporation any cash or property that remains unclaimed as provided in Section 1003 of the Original Indenture, together with any unclaimed interest (including any Contingent Interest, if any), held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Corporation pursuant to Section 1.09(b), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Senior Convertible Notes or portions thereof which the Corporation is obligated to purchase as of the Put Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Put Date or Fundamental Change Purchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Corporation together with any excess interest (including any Contingent Interest, if any) held by them for payment to Holders.

      (i) In any case where a Put Date or a Fundamental Change Purchase Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or the Senior Convertible Notes) payment of interest (including Contingent Interest, if any) and the Purchase Price or the Fundamental Change Purchase Price, as the case may be, need not be made at such Place of Payment on such date (provided that all other conditions therefor have been complied with), but may be made on the next succeeding Business Day at such Place of Payment (provided that such conditions have been complied with) with the same force and effect as if made on the Put Date or the Fundamental Change Purchase Date, as the case may be (and without any interest or payment in respect of any such delay).

      SECTION 1.10 Conversion of Senior Convertible Notes.

      (a) Right to Convert. A Holder may convert its Senior Convertible Notes for Common Stock at any time during the periods specified in the fourth paragraph of the reverse of the Senior Convertible Notes.

      (b) The Conversion Rate. The initial Conversion Rate is 42.3908 shares of Common Stock issuable upon conversion of $1,000 principal amount of a Senior Convertible Note (the "Conversion Rate"), subject to adjustment as herein set forth. A Holder may convert a portion of the principal amount of Senior Convertible Notes if the portion is $1,000 or an integral multiple thereof.

      (c) Conversion Procedures. To convert Senior Convertible Notes, the requirements set forth in this Section 1.10(c) and in the fourth through ninth paragraphs of the reverse of the Senior Convertible Notes must be satisfied.

            (i) To convert the Senior Convertible Notes, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Senior Convertible Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Senior Convertible Notes in certificated form, surrender the Notes to the Conversion Agent or with respect to Senior Convertible Notes represented by Global Securities, cause the book-entry transfer thereof to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Corporation or the Trustee and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Corporation shall deliver to the Holder, through the Conversion Agent, a certificate (or credit the book-entry transfer of such shares of Common Stock) for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1.10(d).

            (ii) Holders of Senior Convertible Notes at the close of business on a Regular Record Date will receive payment of interest (including Contingent Interest, if any) payable on the corresponding Interest Payment Date notwithstanding the conversion of such Senior Convertible Notes at any time after the close of business on such Regular Record Date. Senior Convertible Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Contingent Interest, if any) that the Holder is to receive on the Senior Convertible Notes; provided, however, that no such payment need be made with respect to Senior Convertible Notes in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest (or Contingent Interest, if any) exists at the time of such conversion. Except as described above, no payment or adjustment will be made for accrued interest on converted Senior Convertible Notes.

            (iii) The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Senior Convertible Notes on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Senior Convertible Notes shall have been surrendered for conversion, as if the stock transfer books of the Corporation had not been closed. Upon conversion of Senior Convertible Notes, such Person shall no longer be a Holder of such Senior Convertible Notes.

            (iv) No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in
      Section 1.10(g) or as otherwise provided in the Indenture. If a Holder converts more than one Senior Convertible Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Senior Convertible Notes converted. Upon surrender of a Senior Convertible Note that is converted in part, the Corporation shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Senior Convertible Note in an authorized denomination equal in principal amount to the unconverted portion of the Senior Convertible Note surrendered. If the last day on which Senior Convertible Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Senior Convertible Notes may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day. A Holder of Senior Convertible Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Senior Convertible Notes to Common Stock, and only to the extent such Senior Convertible Notes are deemed to have been converted into Common Stock pursuant to this Section 1.10.

      (d) Cash Payments in Lieu of Fractional Shares. The Corporation shall not issue a fractional share of Common Stock upon conversion of Senior Convertible Notes. Instead the Corporation shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

      (e) Taxes on Conversion. If a Holder converts Senior Convertible Notes, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Corporation's withholding any tax required by law.

      (f) Covenants of the Corporation. The Corporation shall, prior to issuance of any Senior Convertible Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Senior Convertible Notes. All shares of Common Stock delivered upon conversion of the Senior Convertible Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Corporation shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Senior Convertible Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on the New York Stock Exchange, or, if not listed thereon, on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      (g) Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

            (i) In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 1.10(g)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

            (ii) In case the Corporation shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Senior Convertible Notes upon conversion of such Senior Convertible Notes) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase at such below Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this
      Section 1.10(g)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Corporation.

            (iii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

            (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights, options or warrants referred to in Section 1.10(g)(ii) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 1.10(g)(i)), the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that in the event that the Corporation makes a distribution to all holders of its Common Stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Spin-off Market Price per share of the Common Stock on the date fixed for such determination less the Spin-off Market Price per share or similar equity interest of the subsidiary or other business unit of the Corporation on such date and the denominator shall be the Spin-off Market Price per share of the Common Stock, such adjustment to become effective 10 trading days after the effective date of such distribution of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Corporation. In any case in which this Section 1.10(g)(iv) is applicable, Sections 1.10(g)(i) and (ii) shall not be applicable.

            (v) In case the Corporation shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (i) any cash that is distributed in an event to which Section 1.10(h)(iv) applies or (ii) cash that is distributed as part of a distribution referred to in Section 1.10(g)(iv)) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 1.10(g)(v) or Section 1.10(g)(vi) has been made and (III) the aggregate of any cash plus the fair market value, as of the expiration of the applicable tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this Section 1.10(g)(v) or
      Section 1.10(g)(vi) has been made, exceeds the product of $1.10 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) multiplied by the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination plus $1.10 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and (III) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

            (vi) In case (I) a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 1.10(g)(v) or this Section 1.10(g)(vi) has been made and (III) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 1.10(g)(v) or this Section 1.10(g)(vi) has been made, exceeds the product of $1.10 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business as of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (1) the Current Market Price per share of the Common Stock as of the Expiration Time plus $1.10 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) and (2) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less
      (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and
      (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

            (vii) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 1.10(h)(iv) applies) shall be deemed to involve
      (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of Section 1.10(g)(iv)), and
      (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of Section 1.10(g)(iii)).

            (viii) All adjustments to the Conversion Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (ix) Notwithstanding the foregoing provisions of Section 1.10(g)(ii) or (iv), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder's Senior Convertible Notes.

                  (x) No adjustment pursuant to the Conversion Rate or a holder's ability to convert pursuant to this Section 1.10(g) shall be made in connection with the issuance of rights, the distribution of separate certificates representing rights or the exercise, redemption, termination or invalidation of rights pursuant to any stockholder rights plan implemented by the Corporation which provides that, upon conversion of the Senior Convertible Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such stockholder rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

         (h)      Miscellaneous Provisions Relating to Conversion.

                  (i) When No Adjustment Required. No adjustment to the Conversion Rate need be made:

                           (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

                           (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

                           (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Senior Convertible Notes were first issued;

                           (4) for a change in the par value of the Common Stock; or

                           (5) for accrued and unpaid interest, including Contingent Interest, if any.

         To the extent the Senior Convertible Notes become convertible into cash, assets or property (other than capital stock of the Corporation or securities to which Section 1.10(h)(iv) applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

                  (ii) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to Holders a notice of the adjustment. The Corporation shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  (iii) Voluntary Increase. The Corporation may make such increases in the Conversion Rate, in addition to those required by
         Section 1.10(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Corporation shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Corporation shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

                  (iv) Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or binding share exchange of the Corporation with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (c) any sale or conveyance of all or substantially all of the assets of the Corporation to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Conversion Rate will not be adjusted. If any of the events described in the preceding sentence occur, the Corporation or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture or otherwise amend the terms of the Senior Convertible Notes, to provide that each Senior Convertible Note shall be convertible into the kind and amount of shares of stock, other securities or property or assets (including cash) that the Holder of the Senior Convertible Note would have received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance if such Holder had converted such Senior Convertible Note into the number of shares of Common Stock issuable upon conversion of such Senior Convertible Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture or other amendment to the Senior Convertible Notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1.10(h)(iv). The Corporation shall cause notice of the execution of such supplemental indenture or amendment of the Senior Convertible Notes to be mailed to each Holder, at its address appearing on the Senior Convertible Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances. If this Section 1.10(h)(iv) applies to any event or occurrence, Section 1.10(g) shall not apply.

                  (v) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Senior Convertible Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Senior Convertible Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 1.10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
         Section 1.10(h)(iv) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable by Holders upon the conversion of their Senior Convertible Notes after any event referred to in such Section 1.10(h)(iv) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Corporation shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by the fourth paragraph of the reverse of the Senior Convertible Notes has occurred which makes the Senior Convertible Notes eligible for conversion or no longer eligible therefor until the Corporation has delivered to the Trustee and the Conversion Agent an Officers' Certificate stating that such event has occurred, on which Certificate the Trustee and the Conversion Agent may conclusively rely, and the Corporation agrees to deliver such Officers' Certificate to the Trustee and the Conversion Agent immediately after the occurrence of any such event.

                  (vi) Successive Adjustments. After an adjustment to the Conversion Rate under Section 1.10(g), any subsequent event requiring an adjustment under Section 1.10(g) shall cause an adjustment to the Conversion Rate as so adjusted.

                  (vii) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 1.10(g) or 1.10(h), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of 1.10(g) or 1.10(h) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         (i) On conversion of a Senior Convertible Note, that portion of accrued and unpaid interest, including Contingent Interest, if any, on the converted Senior Convertible Note attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date and Tax Original Issue Discount accrued through the Conversion Date with respect to the converted Senior Convertible Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the Senior Convertible Note being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest, if any) and Tax Original Issue Discount accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the principal amount of the Senior Convertible Note being converted pursuant to the provisions hereof.

         SECTION 1.11 Additional Events of Default. In addition to those matters set forth in Section 501 of the Original Indenture, an "Event of Default" with respect to the Senior Convertible Notes shall also mean any of the following events:

                  (i) default in the payment of any interest, including Contingent Interest, upon the Senior Convertible Notes when it becomes due and payable, and continuance of such default for a period of 60 days; or

                  (ii) default in the payment of the principal of on the Senior Convertible Notes, at their Maturity, including pursuant to the Corporation's obligation to repurchase Senior Convertible Notes upon the occurrence of a Fundamental Change pursuant to Section 1.07 or upon the exercise by a holder of its option to require the Corporation to repurchase such holder's Senior Convertible Notes pursuant to Section 1.08; or

                  (iii) default in the Corporation's obligation to convert the Senior Convertible Notes upon exercise of a Holder's conversion right.

         SECTION 1.12 Amendments; Waiver. In addition to those matters set forth in Section 902 of the Original Indenture, with respect to the Senior Convertible Notes, no amendment or supplemental indenture shall without the consent of the Holder of each Senior Convertible Note affected thereby:

                  (i) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Senior Convertible Notes; or

                  (ii) make any change that adversely affects the Holders' right to convert the Senior Convertible Notes in accordance with their terms and Indenture.

In addition, with respect to the Senior Convertible Notes, to the extent set forth in Section 513 of the Original Indenture, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Convertible Notes may waive an existing default other than: (I) any default by the Corporation in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Senior Convertible Notes, or (II) any default which constitutes a failure to convert any Senior Convertible Note in accordance with its terms and the Indenture.

         SECTION 1.13 Register of Securities; Paying Agent; Conversion Agent. Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar with respect to the Senior Convertible Notes with the Place of Payment for the Senior Convertible Notes initially being the Corporate Trust Office. The Corporation may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Corporation or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

         SECTION 1.14 Calculations in Respect of the Senior Convertible Notes. The Corporation will be responsible for making all calculations called for under the Senior Convertible Notes. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Last Reported Sale Price, Spin-off Market Price, accrued interest payable (including any Contingent Interest) on the Senior Convertible Notes and Conversion Rate of the Senior Convertible Notes. The Corporation will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. Promptly after the calculation thereof, the Corporation will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification; provided, however, that in connection with the Corporation's obligation to pay Contingent Interest under Section 1.03(b) hereof, the Corporation shall determine whether Contingent Interest is payable with respect to an interest period and shall deliver to the Trustee and the Paying Agent no later than the first Business Day of each interest period with respect to which it has determined that Contingent Interest is payable an Officers' Certificate evidencing such determination, setting forth the calculations on which such determination is based and setting forth the amount of interest (including Contingent Interest) which will accrue on the Senior Convertible Notes during such interest period. The Trustee and the Paying Agent may conclusively rely on such Officers' Certificate and may conclusively assume that no Contingent Interest is payable for any interest period for which they have not received such Officers' Certificate. The Trustee and the Paying Agent shall not be responsible for making any calculation or determination referred to in this Section 1.14. The Trustee will forward the Corporation's calculations to any Holder upon the request of such Holder.

         SECTION 1.15 Tax Treatment. The Corporation agrees, and by acceptance of beneficial ownership interest in the Senior Convertible Notes each beneficial holder of Senior Convertible Notes will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Senior Convertible Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Senior Convertible Notes as a contingent payment and (2) to be bound by the Corporation's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Convertible Notes. A Holder of Senior Convertible Notes may obtain the issue price, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Senior Convertible Notes by submitting a written request for such information to the Corporation at the following address: Duke Energy Corporation, 526 South Church Street, Charlotte North Carolina 28202, Attention: David L. Hauser, Senior Vice President and Treasurer.

                                   ARTICLE 2

                            MISCELLANEOUS PROVISIONS

         SECTION 2.01 Recitals by the Corporation. The recitals in this Twelfth Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Convertible Notes and of this Twelfth Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 2.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 2.03 Executed in Counterparts. This Twelfth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                       Duke Energy Corporation



                                       By:    /s/ Myron L. Caldwell
                                       Name:  Myron L. Caldwell
                                       Title: Vice President, Corporate Finance

Attest:


/s/ Robert T. Lucas III
Name:  Robert T. Lucas III
Title: Assistant Secretary

                                       JPMorgan Chase Bank,
                                         as Trustee



                                       By:    /s/ Carol Ng
                                       Name:  Carol Ng
                                       Title: Vice President

Attest:

/s/ Nicholas Sberlati
Name:  Nicholas Sberlati
Title: Trust Officer

                                    EXHIBIT A

                                     FORM OF
                     1-3/4% CONVERTIBLE SENIOR NOTE DUE 2023

[If applicable, insert: THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR NOTE REGISTERED, AND NO TRANSFER OF THIS SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.                                                   CUSIP No.  264399 EJ 1



                             DUKE ENERGY CORPORATION
                     1-3/4% CONVERTIBLE SENIOR NOTE DUE 2023

Principal Amount: $

Regular Record Date: Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: May 7, 2003

Stated Maturity: May 15, 2023

Interest Payment Dates: Semi-annually on May 15 and November 15 of each year, commencing November 15, 2003

Interest Rate: 1-3/4% per annum plus Contingent Interest, if any (as provided for on the reverse hereof)

Authorized Denomination: $1,000 and any integral multiples thereof

         Duke Energy Corporation, a North Carolina corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay
to               , or registered assigns, the principal sum of          DOLLARS
($       ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on November 15, 2003 and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest, together with any Contingent Interest. The interest (including Contingent Interest, if any) so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 1-3/4% Convertible Senior Note due 2023 (this "Security") is registered on the Regular Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest, including any Contingent Interest, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest (including Contingent Interest, if any) on this Security will include interest accrued (including Contingent Interest, if any) to but excluding the respective Interest Payment Dates. Payments of interest (including Contingent Interest, if any) for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from May 7, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest (including Contingent Interest, if any) is payable on this Security is not a Business Day, then payment of the interest (including Contingent Interest, if any) payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         Payment of principal of and interest (including Contingent Interest, if any) on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest (including Contingent Interest, if any) on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security,
(i) payments of principal and interest (including Contingent Interest, if any) due at the Stated Maturity or earlier redemption or purchase of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         The Securities of this series shall be redeemable, in whole or from time to time in part, at the option of the Corporation on any date on or after May 20, 2007 (a "Redemption Date"), at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest (including Contingent Interest, if any) on the principal amount to be redeemed to but excluding the Redemption Date.

         Notice of any redemption by the Corporation will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Corporation will pay the Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of the Securities of this series in amounts of whole multiples of $1,000.

         A Holder shall have the option to require the Corporation to purchase any or all of the Securities of this series held by such Holder on May 15, 2007, May 15, 2012 and May 15, 2017 (each, a "Put Date") at a purchase price (the "Purchase Price") equal to the principal amount of the Securities of this series to be purchased plus any accrued and unpaid interest (including Contingent Interest, if any) to but excluding the Put Date, upon delivery of a Put Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Put Date until the close of business on the fifth Business Day prior to such Put Date and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture.

         If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Corporation to purchase any or all of such Holder's Securities of this series or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 30 days after the date of the Corporation Purchase Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the principal amount of Securities of this series purchased plus accrued and unpaid interest (including Contingent Interest, if any) to the Fundamental Change Purchase Date upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the Indenture.

         Holders have the right to withdraw any Put Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Securities of this series or portions thereof to be purchased as of the Fundamental Change Purchase Date or the Put Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date or the Put Date, as the case may be, interest shall cease to accrue on such Securities of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon surrender of such
Note).

         In the event of redemption or purchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         The Securities of this series shall not have a sinking fund.

         The Securities of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation's existing and future unsecured and unsubordinated indebtedness.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       Duke Energy Corporation



                                       By:_________________________________
                                       Name:
                                       Title:
Attest:


___________________________
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            JPMorgan Chase Bank,
                                              as Trustee



                                            By:_________________________________

                                               Authorized Officer

                           (Reverse Side of Security)

         This 1-3/4% Convertible Senior Note due 2023 is one of a duly authorized issue of Securities of the Corporation (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of September 1, 1998, as supplemented (the "Indenture"), between the Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 1-3/4% Convertible Senior Note due 2023 initially in the aggregate principal amount of $700,000,000 (plus up to an additional $70,000,000 principal amount upon exercise by the Underwriters of their over-allotment option pursuant to the Underwriting Agreement). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Corporation shall pay Contingent Interest in cash to the Holders of the Securities of this series in respect of any six-month period from May 15 to November 14 and from November 15 to May 14, commencing with the six-month period beginning May 15, 2007, if the average Trading Price for each $1,000 principal amount of the Securities of this series for the Applicable Five Trading Day Period with respect to such interest period equals 120% or more of such principal amount of the Securities of this series. The amount of Contingent Interest payable per $1,000 principal amount of Securities of this series in respect of any interest period shall equal 0.25% of the average Trading Price for each $1,000 principal amount of the Securities of this series for the Applicable Five Day Trading Period with respect to such interest period. Contingent Interest, if any, will accrue from May 15 or November 15, as applicable, and will be payable in the same manner, at the same times and to the same Persons as ordinary interest. All payments of Contingent Interest shall be made in cash.

         Upon determination that Holders of the Securities of this series will be entitled to receive Contingent Interest during an interest period, as promptly as practicable after such determination, the Corporation shall publish a notice containing such information with respect to the payment of Contingent Interest in a newspaper of general circulation in The City of New York or publish such information on its web site or through such other public medium as the Corporation may use at that time.

         Subject to the procedures set forth in the Indenture, a Holder may convert Securities of this series into Common Stock of the Corporation on or before the close of business on May 14, 2023 during the periods and upon satisfaction of at least one of the conditions set forth below:

                  (a) in any calendar quarter after the quarter ended June 30, 2003 (and only during such calendar quarter) if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter equals or exceeds 120% of the Conversion Price on such last Trading Day;

                  (b) in the event that the Corporation calls any Securities of this series for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date;

                  (c) if the Corporation (1) elects to (A) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 45 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price on the Trading Day immediately preceding the declaration date of such distribution or
         (B) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Corporation, which distribution has a per share value as determined by the Corporation's Board of Directors and set forth in a Board Resolution exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution. In the case of the foregoing clauses (A) and (B), the Corporation must notify the Holders of the Securities of this series at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Corporation has given such notice, Holders of the Securities of this series may surrender such Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Corporation's announcement that such distribution will not take place. Notwithstanding the foregoing, a Holder of the Securities of this series may not exercise the foregoing right to convert if the Holder may participate in the distribution without converting its Securities. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution; or (2) in the event that the Corporation becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction; or

                  (d) during any period that (1) the long-term credit rating assigned to the Securities of this series by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services is lower than Baa3 and BBB-, respectively; (2) both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services no longer rate the Securities of this series or have withdrawn their ratings with respect to the Securities of this series; or (3) either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services no longer rates the Securities of this series or has withdrawn or suspended such rating and the remaining rating is lower than Baa3 or BBB-, as applicable (references to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services include any successors to those entities).

         Securities of this series in respect of which a Holder has delivered a notice of exercise of the option to require the Corporation to purchase such Securities of this series may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 42.3908 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Corporation shall deliver cash or a check in lieu of any fractional share of Common Stock.

         Holders of Securities of this series at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Regular Record Date. Securities of this series surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities of this series (except with respect to Securities of this series in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest (or Contingent Interest, if any) exists at the time of such conversion). Except as described above, no payment or adjustment will be made for accrued interest on converted Securities of this series.

         To convert the Securities of this series a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Corporation or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest, including Contingent Interest, if any, on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date and Tax Original Issue Discount accrued through the Conversion Date with respect to such converted Securities shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest, if any) and Tax Original Issue Discount accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the principal amount of such Securities being converted pursuant to the provisions hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the

Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Corporation or its Affiliates and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

         The Corporation will be responsible for making all calculations called for under the Securities of this series. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Last Reported Sale Price, Spin-off Market Price, accrued interest payable (including any Contingent Interest) on the Securities of this series and Conversion Rate of the Securities of this series. The Corporation will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders of the Securities of this series. Promptly after the calculation thereby, the Corporation will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Corporation's calculations to any Holder upon the request of such Holder.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

         Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

         The Corporation agrees, and by acceptance of beneficial ownership interest in the Securities of this series each beneficial holder of such Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities of this series as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of such Securities as a contingent payment and (2) to be bound by the Corporation's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities of this series. A Holder of Securities of this series may obtain the issue price, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for such Securities by submitting a written request for such information to the Corporation at the following address: Duke Energy Corporation, 526 South Church Street, Charlotte North Carolina 28202, Attention: David L. Hauser, Senior Vice President and Treasurer.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common       UNIF GIFT MIN ACT- ______ Custodian _______
                                                       (Cust)           (Minor)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with rights of              under Uniform Gifts to
survivorship and not as tenants in common            Minors Act ________________
                                                                  (State)

Additional abbreviations may also be used though not on the above list.



FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:   ____________



                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    Signature Guarantee: _______________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this
                  Amount of decrease in        Amount of increase in             Global Security          Signature of authorized
     Date        Principal Amount of this     Principal Amount of this       following such decrease      signatory of Trustee or
                     Global Security               Global Security                 or increase             Securities Custodian
------------------------------------------------------------------------------------------------------------------------------------
    -------          --------------                  ----------                    ------------                --------------

                            FORM OF CONVERSION NOTICE

To:      Duke Energy Corporation

         The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Duke Energy Corporation in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:                              ____________________________________________

                                    ____________________________________________
                                               Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                                    ____________________________________________
                                                Signature Guarantee


Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

_______________________________________________
(Name)                                               Certificate No.(s) of Securities (not required
                                                     for Global Securities) ______________________

_______________________________________________
(Street Address)                                     Principal amount to be converted
                                                     (if less than all): $__________,000


_______________________________________________      ________________________________________
(City state and zip code)                            Social Security or Other Taxpayer Number
Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:      Duke Energy Corporation

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Duke Energy Corporation (the "Corporation") as to the occurrence of a Fundamental Change with respect to the Corporation and requests and instructs the Corporation to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                              ____________________________________________

                                    ____________________________________________
                                                    Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered, other than to or in the name of the registered holder.

                                    ____________________________________________
                                                Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

_______________________________________________
(Name)                                               Certificate No.(s) of Securities (not required
                                                     for Global Securities) ______________________

_______________________________________________
(Street Address)                                     Principal amount to be converted
                                                     (if less than all): $__________,000


_______________________________________________      ________________________________________
(City state and zip code)                            Social Security or Other Taxpayer Number
Please print name and address

                               FORM OF PUT NOTICE

To:      Duke Energy Corporation

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Duke Energy Corporation (the "Corporation") as to the holder's option to require the Corporation to repurchase this Security and requests and instructs the Corporation to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                              ____________________________________________

                                    ____________________________________________
                                                    Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered, other than to or in the name of the registered holder.

                                    ____________________________________________
                                                Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

_______________________________________________
(Name)                                               Certificate No.(s) of Securities (not required
                                                     for Global Securities) ______________________

_______________________________________________
(Street Address)                                     Principal amount to be converted
                                                     (if less than all): $__________,000


_______________________________________________      ________________________________________
(City state and zip code)                            Social Security or Other Taxpayer Number
Please print name and address

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       JPMorgan Chase Bank,
                                         as Trustee



                                       By:   ___________________________________
                                             Authorized Officer




                                       B-1